Exhibit 99.1
    16100 S. LATHROP AVENUE, HARVEY, ILLINOIS 60426

Contact: Lisa Winter
Director-Communications
Atkore International
(708) 225-2453
FOR IMMEDIATE RELEASE
Atkore International Holdings Inc. Announces Fourth Quarter Fiscal Year 2013 Financial Results
Harvey, Illinois – December 11, 2013 – Atkore International Holdings Inc. (“Atkore International” or the “Company”), a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems, building components and polyvinyl chloride ("PVC") conduit, today reported financial results for the fourth quarter of fiscal year 2013.
Fiscal Year 2013 Fourth Quarter Financial Highlights
FINANCIAL RESULTS

	Three months ended September 27, 2013	Three months ended September 28, 2012	Change	For the Year Ended September 27, 2013	For the Year Ended September 28, 2012	Change
($ in millions)
Net sales	$381	$425	$(44)	$1,476	$1,549	$(73)
Operating (loss) income	(1)	6	(7)	22	39	(17)
Adjusted EBITDA	30	31	(1)	108	121	(13)

 Net Sales
Net sales were $381 million for the three months ended September 27, 2013, which decreased $44 million, from $425 million for the three months ended September 28, 2012. The decrease was due primarily to the impact of lower average selling prices from our Global Pipe, Tube & Conduit ("GPTC") and Global Cable & Cable Management ("GCCM") products of $10 million, lower volume of $19 million, and $17 million of full year freight recovery classified as revenue in the fourth quarter of fiscal year 2012, which was partially offset by sales of a business acquired late in the fourth quarter of fiscal year 2013.
Operating Income
Operating loss was $1 million for the three months ended September 27, 2013, which decreased $7 million from the operating income of $6 million for the three months ended September 28, 2012. The decrease was due in part to higher selling, general and administrative expenses primarily related to a one-time expense of $7 million for the withdrawal of a multi-employer pension plan and higher expenses of $7 million primarily related to the closure of our facility in France, partially offset by improved gross margins principally due to the favorable impact of lower raw material prices.

Adjusted EBITDA (Non-GAAP): Adjusted EBITDA was $30 million and $31 million for the three months ended September 27, 2013 and September 28, 2012, respectively, and $108 million and $121 million for the twelve months ended September 27, 2013 and September 28, 2012, respectively.

Total Net Debt (Non-GAAP): The total net debt was $437 million and $382 million as of September 27, 2013 and September 28, 2012, respectively. The total net debt is defined as total debt net of cash and cash equivalents limited to $35 million. The reconciliation between total debt and total net debt was shown in supplemental schedule F.

SEGMENT RESULTS
Results of Operations by Segment
Global Pipe, Tube & Conduit

	Three months ended September 27, 2013	Three months ended September 28, 2012	Change
Net sales	$237	$265	$(28)
Operating income	11	1	10
Adjusted EBITDA	22	16	6

Net Sales
Net sales were $237 million for the three months ended September 27, 2013, which decreased $28 million from $265 million for the three months ended September 28, 2012. The decrease was attributable primarily to lower average selling prices, lower volume, and full year freight recovery classified as revenue in the fourth quarter of fiscal year 2012. The decrease was partly offset by sales of a business acquired late in the quarter.
Operating Income
Operating income was $11 million for the three months ended September 27, 2013, which increased $10 million from operating income of $1 million in the three months ended September 28, 2012. The increase in operating income was due primarily to lower average raw material steel costs and lower selling, general, and administrative costs due to lower impairment and restructuring expenses compared to the prior year's quarter. Average raw material steel costs were 10% lower during the three months ended September 27, 2013, compared to the three months ended September 28, 2012.
Global Cable & Cable Management

	Three months ended September 27, 2013	Three months ended September 28, 2012	Change
Net sales	$153	$171	$(18)
Operating (loss) income	(2)	16	(18)
Adjusted EBITDA	14	22	(8)
Net Sales
Net sales were $153 million for the three months ended September 27, 2013, which decreased $18 million from $171 million for the three months ended September 28, 2012. The decrease was due primarily to lower average selling prices, lower volume of cable and cable management products, and unfavorable foreign exchange of $1 million. Cable products average selling prices and volume were down 5% and 9% respectively during the quarter as compared to the prior year's quarter.

Operating Income
Operating loss was $2 million for the three months ended September 27, 2013 compared to an operating income of $16 million for the three months ended September 28, 2012. The decrease was due primarily to lower average selling prices and lower volume of cable products along with higher selling, general and administrative expenses primarily related to a one time expense of $7 million for the withdrawal of a multi-employer pension plan and higher expenses of $7 million related to the closure of our facility in France, partially offset by lower copper costs.

Conference Call
Atkore International will host a conference call on December 11, 2013 at 10:00 a.m. Eastern Time. The call may be accessed over the telephone at 1-866-803-2143 using the passcode of “Atkore.” An audio replay will be available shortly after the call.
About Atkore International
Atkore International is a global manufacturer of galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components, serving a wide range of construction, electrical, fire and security, mechanical and automotive applications. With 3,300 employees and 24 manufacturing and 15 distribution facilities worldwide, Atkore supplies global customers with innovative solutions and quality products. To learn more, please visit www.atkore.com

Cautionary Notice Regarding Forward-Looking Statements
This news release contains statements about future events and expectations that constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions created by statute. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained or further downturn in the non-residential construction industry; fluctuations in the price of steel and other raw materials; fluctuations in steel prices; new regulations related to “conflict minerals;” our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; ability to identify, acquire, close or integrate acquisition targets successfully, our substantial indebtedness and our ability to incur further indebtedness; limitations on our business under the instruments governing our indebtedness; risks relating to us operating as a stand-alone company; and the risk that the benefits from the Transactions (as defined herein) may not be fully realized or may take longer to realize than expected.
You should read carefully the factors described under the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended September 27, 2013, and those described in our other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward-looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.
Note Concerning Non-GAAP Measurement Tools
We have provided detailed explanations of our non-GAAP financial measures in our Form 8-K filed this morning, which is available on our website.

Supplemental Schedules
Condensed Consolidated Statements of Operations	A
Condensed Consolidated Balance Sheets	B
Condensed Consolidated Statements of Cash Flows	C
Segment & Geographic Information	D
Non-GAAP Financial Measure Reconciliation	E & F
# # #

Supplemental Schedule A

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
($ in millions)	September 27, 2013	September 28, 2012	September 27, 2013	September 28, 2012
Net sales	$381	$425	$1,476	$1,549
Costs and expenses
Cost of sales	326	372	1,269	1,320
Asset impairment charges	4	3	9	12
Selling, general and administrative	52	44	176	178
Operating (loss) income	(1)	6	22	39
Interest expense, net	12	12	48	50
Loss before income taxes	(13)	(6)	(26)	(11)
Income tax benefit	(3)	(4)	(5)	(9)
Loss from continuing operations	(10)	(2)	(21)	(2)
Loss from discontinued operations and disposal net of income tax (benefit) expense of $0, 0, $3, $1, respectively	(18)	1	(43)	(6)
Net loss	$(28)	$(1)	$(64)	$(8)

Supplemental Schedule B
ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions, except per share data)	September 27, 2013	September 28, 2012
Assets
Current Assets:
Cash and cash equivalents	$55	$52
Accounts receivable, less allowance for doubtful accounts of $3 and $3, respectively	205	205
Receivables due from Tyco International Ltd. and its affiliates	—	3
Inventories, net	245	220
Assets held for sale	10	11
Prepaid expenses and other current assets	42	33
Deferred income taxes	21	21
Total current assets	578	545
Property, plant and equipment, net	260	261
Intangible assets, net	295	266
Goodwill	152	132
Deferred income taxes	—	1
Receivables due from Tyco International Ltd. and its affiliates	16	13
Other assets	23	24
Total assets of continuing operations	$1,324	$1,242
Total assets of discontinued operations	$—	$87
Total Assets	$1,324	$1,329
Liabilities and Equity
Current Liabilities:
Short-term debt	$62	$7
Accounts payable	127	122
Income tax payable	1	4
Accrued and other current liabilities	73	69
Total current liabilities	263	202
Long-term debt	410	410
Deferred income taxes	82	83
Income tax payable	16	13
Pension liabilities	16	40
Other long-term liabilities	19	11
Total liabilities of continuing operations	806	759
Total liabilities of discontinued operations	2	18
Total Liabilities	808	777
Shareholder’s Equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	—	—
Additional paid in capital	607	605
Accumulated deficit	(89)	(25)
Accumulated other comprehensive loss	(2)	(28)
Total Shareholder’s Equity	516	552
Total Liabilities and Shareholder’s Equity	$1,324	$1,329

Supplemental Schedule C

ATKORE INTERNATIONAL HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Consolidated Successor Company			Combined Predecessor Company
($ in millions)	For the Year Ended September 27, 2013	For the Year Ended September 28, 2012	For the Period from December 23, 2010 to September 30, 2011	For the Period from September 25, 2010 to December 22, 2010
Operating activities
Net loss	$(64)	$(8)	$(17)	$(3)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Loss from discontinued operations and disposal, net of income tax benefit	43	6	—	3
Depreciation and amortization	48	49	34	6
Amortization of debt issuance costs	6	6	5	—
Deferred income taxes	(8)	(14)	2	(6)
Provision for losses on accounts receivable and inventory	5	5	4	2
Impairment of assets and loss from sale of a business asset	9	12	—	—
Other items	3	2	2	2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	20	(17)	(8)	(22)
Receivables due from Tyco International Ltd. and its affiliates	—	2	—	—
Inventories	(17)	19	(1)	(14)
Prepaid expenses and other current assets	(5)	(6)	(8)	1
Accounts payable	(8)	9	5	(25)
Income taxes payable	—	(1)	(6)	3
Accrued and other liabilities	3	(7)	22	(6)
Other	3	(1)	4	—
Net cash provided by (used for) continuing operating activities	38	56	38	(59)
Net cash (used for) provided by discontinued operating activities	(3)	2	30	(8)
Net cash provided by (used for) operating activities	35	58	68	(67)
Investing activities:
Capital expenditures	(15)	(19)	(34)	(11)
Change in due to Tyco International Ltd. and its affiliates	—	—	—	357
Purchase price adjustments	—	—	(12)	—
Acquisitions of businesses, net of cash acquired	(102)	(40)	—	—
Other	3	9	1	—
Net cash (used for) provided by continuing investing activities	(114)	(50)	(45)	346
Net cash provided by (used for) discontinued investing activities	27	37	(5)	(1)
Net cash (used for) provided by investing activities	(87)	(13)	(50)	345
Financing activities:

Repayments of long-term debt due to Tyco International Ltd. and its affiliates	—	—	(400)	(283)
Proceeds from issuance of senior secured notes	—	—	410	—
Borrowings under Credit Facility	298	495	471	—
Repayments under Credit Facility	(239)	(541)	(425)	—
Payment of debt issuance costs	—	—	(38)	—
Repayments of other long-term debt	—	(1)	—	—
Proceeds from short-term debt	9	7	2	—
Repayments of short-term debt	(12)	(1)	—	—
Change in parent company investment	—	—	3	(1)
Net cash provided by (used for) continuing financing activities	56	(41)	23	(284)
Net cash used for discontinued financing activities	—	—	(4)	(13)
Net cash provided by (used for) financing activities	56	(41)	19	(297)
Effects of foreign exchange rate changes on cash and cash equivalents	(1)	—	(3)	—
Increase (decrease) in cash and cash equivalents	3	4	34	(19)
Cash and cash equivalents at beginning of period	52	48	14	33
Cash and cash equivalents at end of period	$55	$52	$48	$14
Supplementary Cash Flow information
Interest paid	$42	$44	$23	$11
Income taxes paid, net of refunds	3	4	9	1
Capital expenditures, not yet paid	1	1	3	—

Supplemental Schedule D
ATKORE INTERNATIONAL HOLDINGS INC.
SEGMENT & GEOGRAPHIC INFORMATION
(unaudited)

($ in millions)	Three months ended September 27, 2013	Three months ended September 28, 2012	For the Year Ended September 27, 2013	For the Year Ended September 28, 2012
Net sales:
Global Pipe, Tube & Conduit	$237	$265	$910	$954
Global Cable & Cable Management	153	171	606	634
Elimination of intersegment revenues	(9)	(11)	(40)	(39)
	$381	$425	$1,476	$1,549
Operating income (loss):
Global Pipe, Tube & Conduit	$11	$1	$30	$27
Global Cable & Cable Management	(2)	16	28	63
Corporate and Other	(10)	(11)	(36)	(51)
	$(1)	$6	$22	$39

	Three months ended September 27, 2013	Three months ended September 28, 2012	For the Year Ended September 27, 2013	For the Year Ended September 28, 2012
Net sales:
U.S.	$348	$389	$1,338	$1,406
Other Americas	10	11	43	46
Europe	10	10	39	44
Asia-Pacific	13	15	56	53
	$381	$425	$1,476	$1,549

Supplemental Schedule E
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)

($ in millions)	Three months ended September 27, 2013	Three months ended September 28, 2012	Twelve months ended September 27, 2013	Twelve months ended September 28, 2012
Net loss	$(28)	$(1)	$(64)	$(8)
Loss (gain) from discontinued operations	18	(1)	40	5
Tax impact on discontinued operations	—	—	3	1
Net loss from continuing operations	(10)	(2)	(21)	(2)
Add:
Depreciation and amortization	13	12	48	49
Interest expense	12	12	48	50
Benefit for income tax	(3)	(4)	(5)	(9)
EBITDA	12	18	70	88
Add:
Restructuring (1)	1	2	2	—
Non-cash share based compensation (2)	—	1	2	1
Unusual product liability (3)	—	3	2	4
Non-cash pension expense (4)	1	1	3	3
Management fee	1	1	6	6
Asset impairment (5)	4	3	9	12
Multi-employer pension withdrawal liability (6)	7	—	7	—
Other non-cash items (7)	4	2	7	7
Adjusted EBITDA	$30	$31	$108	$121

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended September 27, 2013	Three months ended September 27, 2013	Three months ended September 27, 2013	Three months ended September 27, 2013
Operating income (loss)	$11	$(2)	$(10)	$(1)
Add:
Depreciation and amortization	9	4	—	13
EBITDA	20	2	(10)	12
Add:
Restructuring (1)	—	1	—	1
Non-cash share based compensation (2)	—	—	—	—
Unusual product liability (3)	—	—	—	—
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	1	1
Asset impairment (5)	1	3	—	4
Multi-employer pension withdrawal liability (6)	—	7	—	7
Other non-cash items (7)	—	1	3	4
Adjusted EBITDA	$22	$14	$(6)	$30

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	Three months ended September 28, 2012	Three months ended September 28, 2012	Three months ended September 28, 2012	Three months ended September 28, 2012
Operating income (loss)	$1	$16	$(11)	$6
Add:
Depreciation and amortization	8	4	—	12
EBITDA	9	20	(11)	18
Add:
Restructuring (1)	1	1	—	2
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	3	3
Non-cash pension expense (4)	1	—	—	1
Management fee	—	—	1	1
Asset impairment (5)	3	—	—	3
Other non-cash items (7)	2	1	(1)	2
Adjusted EBITDA	$16	$22	$(7)	$31

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Year Ended September 27, 2013	For the Year Ended September 27, 2013	For the Year Ended September 27, 2013	For the Year Ended September 27, 2013
Operating income (loss)	$30	$28	$(36)	$22
Add:
Depreciation and amortization	31	16	1	48
EBITDA	61	44	(35)	70
Add:
Restructuring (1)	—	2	—	2
Non-cash share based compensation (2)	—	—	2	2
Unusual product liability (3)	—	—	2	2
Non-cash pension expense (4)	3	—	—	3
Management fee	—	—	6	6
Asset impairment (5)	6	3	—	9
Multi-employer pension withdrawal liability (6)	—	7	—	7
Other non-cash items (7)	2	1	4	7
Adjusted EBITDA	$72	$57	$(21)	$108

	Global Pipe, Tube & Conduit	Global Cable & Cable Management	Corporate	Consolidated
($ in millions)	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012	For the Year Ended September 28, 2012
Operating income (loss)	$27	$63	$(51)	$39
Add:
Depreciation and amortization	32	16	1	49
EBITDA	59	79	(50)	88
Add:
Restructuring (1)	—	—	—	—
Non-cash share based compensation (2)	—	—	1	1
Unusual product liability (3)	—	—	4	4
Non-cash pension expense (4)	3	—	—	3
Management fee	—	—	6	6
Asset impairment (5)	7	—	5	12
Other non-cash items (6)	4	1	2	7
Adjusted EBITDA	$73	$80	$(32)	$121

(in millions)	For the Three Months Ended December 28, 2012	For the Three Months Ended March 29, 2013	For the Three Months Ended June 28, 2013	For the Three Months Ended September 27, 2013	For the Trailing Twelve Months Ended September 27, 2013
Net loss	$(4)	$(2)	$(30)	$(28)	$(64)
(Gain) loss from discontinued operations	(1)	1	20	18	38
Tax impact on discontinued operations	—	1	4	—	5
Net loss from continuing operations	(5)	—	(6)	(10)	(21)
Add:
Depreciation and amortization	13	11	11	13	48
Interest expense	12	12	12	12	48
(Benefit) expense for income tax	(1)	2	(3)	(3)	(5)
EBITDA	19	25	14	12	70
Add:
Restructuring (1)	2	(1)	—	1	2
Non-cash share based compensation (2)	—	1	1	—	2
Unusual product liability (3)	—	1	1	—	2
Non-cash pension expense (4)	1	1	—	1	3
Management fee	2	1	2	1	6
Asset impairment (5)	1	1	3	4	9
Multi-employer pension withdrawal liability (6)	—	—	—	7	7
Other non-cash items (7)	1	2	—	4	7
Adjusted EBITDA	26	31	21	30	108

*	Prior period amounts are restated for discontinued operations

(1)	Represents facility exit costs and employee severance and benefit costs.

(2)	Represents the add-back of non-cash compensation expense for share options.

(3)	Represents the add-back of product liability expense associated with a discontinued type of sprinkler pipe.

(4)	Represents the add-back of pension expense.

(5)
Represents asset impairment charges related to our facility located in France, an Enterprise Resource Planning system, intangible assets and goodwill associated with a manufacturing facility classified as held for sale, and buildings held for sale.

(6)	Represents a multi-employer plan withdrawal liability.

(7)	Represents the net impact of other non-cash items, including non-recurring consulting fees, a one-time executive severance expense, and a loss on the sale of fixed assets.

Supplemental Schedule F
ATKORE INTERNATIONAL HOLDINGS INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(unaudited)
Consolidated Total Leverage Ratio as of September 27, 2013 and September 28, 2012 is as follows:

($ in millions)	September 27, 2013	September 28, 2012
Senior secured notes due January 1, 2018	$410	$410
Asset-based credit facility	59	—
Other	3	7

Total debt	472	417
Less cash on-hand (limited to $35 million) (1)	(35)	(35)

Total net debt (A)	$437	$382

Total Consolidated EBITDA (2)	108	121

Pro forma Adjustment (3)	11	—
Pro forma Adjusted EBITDA (B)	119	121
Total Leverage Ratio (A)/(B)	3.7	3.2

(1)	As of September 27, 2013 and September 28, 2012, cash and cash equivalents were $55 million and $52 million, respectively.

(2)	Total consolidated Adjusted EBITDA for the last 12 months.

(3)	Pro forma adjustment for Heritage Plastics and Liberty Plastics gives effect to the acquisition as if it had occurred on September 29, 2012.